Exhibit 10.1

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

EWC VENTURES, LLC

This First Amendment (this “Amendment”) to the Fifth Amended and Restated Limited Liability Company Agreement of EWC Ventures, LLC, a Delaware limited liability company (the “Company”), dated as of April 11, 2022, amends the Company’s Fifth Amended and Restated Limited Liability Company Agreement, dated as of August 4, 2021 otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, in accordance with Section 10.6 of the Agreement, the Managing Member and the requisite Members (the “Requisite Members”) desire to amend the Agreement as set forth in this Amendment and, by their execution and delivery of this Amendment, such Requisite Members have evidenced their authorization and approval of the terms of this Agreement; and

WHEREAS, the parties wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Amendments.

(a)
Section 4.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Distribution to the Members. Subject to Sections 4.1(c), and 4.1(d) and 4.1(f), Distributions shall be made to the Members in proportion to their respective Percentage Interests.

(b)
Section 4.1(f) is hereby amended and restated in its entirety as follows:

(f) Special Distribution Rules with Respect to Unvested Units. A Member holding an Unvested Common Unit shall be entitled to receive Distributions in respect of such Unvested Common Unit equal to the applicable portion of its Tax Distribution (if any) made with respect to the Common Unit in accordance with Section 4.1(d). Notwithstanding anything contained in Section 4.1(b) to the contrary, Distributions under Section 4.1(b) that would otherwise be made to any Member holding Unvested Common Units will be reserved by the Company in respect of such Unvested Common Unit and distributed to such Member holding such Unvested Common Units at such times as the Managing Member determines following the date such Unvested Common Units become Vested Common Units. If any Member holding Unvested Common Units forfeits such Unvested Common Units, or such Units are otherwise terminated under the terms set forth in this Agreement or the applicable Incentive Plan and/or the Management Holdco Equity Agreements pursuant to which such Common Units were issued or otherwise become incapable of becoming Vested Common Units, then any amounts that would have been distributed with respect to such Unvested Common Units shall be retained by EWC Ventures, LLC, and EWC Ventures, LLC shall not have any obligation to distribute such amount to any Member.

(c)
Section 10.13(a)(i) is hereby amended and restated in its entirety as follows:

(i) If to the Company, at its principal place of business indicated herein, or at such other address as the Company may hereafter designate by written notice to the Members, with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston St

Boston, MA 02199-3600

Attn: Thomas J. Fraser

Email: Thomas.Fraser@ropesgray.com

(d)
The definition of “Percentage Interest” set forth in Section 11 is hereby amended and restated in its entirety as follows:

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Common Units owned of record thereby (including any Unvested Common Units) and (ii) the denominator of which is the aggregate number of Common Units issued and outstanding (including any Unvested Common Units). The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

(e)
Nature of Agreement; No Other Amendments.

(a)
The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Agreement in accordance with Section 10.6 thereof. This Amendment is approved by the Requisite Members.

(b)
Except as specifically amended by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

(c)
Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(f)
Captions. The section captions used herein are reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

(g)
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single instrument. Execution and delivery of this Amendment by electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Amendment by such party. Such electronic copies shall constitute enforceable original documents.

(h)
Governing Law. This Amendment and any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the transactions contemplated hereby or the actions or such party in the negotiation, administration, or the transactions contemplated hereby or the actions of such party in the negotiation, performance or enforcement hereof, is governed by and shall be construed in accordance with the Laws of the State of Delaware, excluding any conflict of laws rule or principle that would refer the governance or the construction of this Agreement to the Laws of another jurisdiction.

* * * * *

IN WITNESS WHEREOF, this Amendment has been executed by Managing Member and the Requisite Members as of the date first above written.

Managing Member:		European Wax Center, Inc.

	By:	/s/ David Berg
	Name:	David Berg
	Title:	Chief Executive Officer

Requisite Members:		European Wax Center, Inc.

	By:	/s/ David Berg
	Name:	David Berg
	Title:	Chief Executive Officer